Exhibit 99

[LOGO]                                           News Release

COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway, DeWitt, N.Y. 13214      For further information, please
                                                                        contact:
                                                              Scott A. Kingsley,
                                                   EVP & Chief Financial Officer
                                                          Office: (315) 445-3121
                                                             Fax: (315) 445-7347

                     COMMUNITY BANK SYSTEM GENERATES RECORD
                            QUARTERLY INCOME AND EPS

      Syracuse, N.Y. - July 25, 2005 - Community Bank System, Inc. (NYSE: CBU) produced record quarterly net income of $14.3 million in the second quarter of 2005, a 17.6% increase over the second quarter of 2004. Earnings of $27.6 million for the six months ended June 30, 2005 were up 18.5% over the first two quarters of 2004, driven by higher earning asset levels, improved asset quality, higher non-interest income including securities gains, and lower acquisition expenses. These were partially offset by higher recurring operating expenses, a higher cost of funds, and a slightly higher effective tax rate.

The company generated diluted earnings per share in the second quarter of $0.46, also an all-time record and 15% or $0.06 above second quarter 2004's level, on
0.3 million more weighted average shares outstanding. Diluted earnings per share of $0.89 for the first half of 2005 were $0.12, or 15.6% above the six months ended June 30, 2004. Cash earnings per share (which includes the after-tax effect of the amortization of intangible assets) were $0.97 versus $0.84 for the first half of 2004, an increase of 15.5%.

Sanford A. Belden, President and Chief Executive Officer, stated, "We are very pleased to have generated record earnings in the midst of this flattening yield curve environment. We're especially happy to have produced organic loan growth of nearly $45 million this quarter, while maintaining highly favorable asset quality metrics."

Net interest income of $36.1 million in the second quarter of 2005 was down 3.7% from second quarter 2004's level of $37.5 million, despite a $137.5 million increase in average earning assets, driven by the acquisition of First Heritage Bank's loan portfolio in May 2004. The net interest margin of 4.16% decreased 33 basis points versus the same quarter of 2004. Earning asset yields were up 3 basis points from the second quarter of 2004, but the cost of funds increased 38 basis points, due principally to the effect of the nine rate hikes (of 25 basis points each) from the Federal Reserve since last June. Excluding accretion on called securities, the net interest margin was down 16 basis points from the first quarter of 2005, driven almost entirely by a higher cost of funds. Despite a 7.6% (annualized) increase in loan balances, average earning assets declined $56.8 million from the first quarter of 2005, the result of our decision not to reinvest cash flows from the securities portfolio in this flattening yield curve environment.

In the second quarter the company grew loans organically by $44.5 million, with increases achieved in all loan types. Consumer installment loans rose $35.9 million, and business lending was up $7.4 million, while our consumer mortgage portfolio increased a modest $1.2 million. The loan portfolio continues to be very well balanced, with business lending representing 34.6% of the total, consumer mortgages 33.8%, and consumer installment loans 31.6%.

Loan loss provision for the second quarter was $2.1 million, compared to $2.3 million in the second quarter of 2004, and $1.9 million in the first quarter of 2005. Net charge-offs of $2.0 million, or 0.34% of average loans, were consistent with the trailing four quarters. Delinquency and non-performing loan ratios showed improvement over both 2004's second quarter and the first quarter of 2005.

Non-interest income (excluding securities gains) grew by $0.7 million, or 6.1%, over the second quarter of 2004. Our employee benefits administration and consulting business posted a 17% increase in revenues over the second quarter of 2004. In addition, the company continued to make progress on its objective of shortening the average life of its investment portfolio, generating a $0.10 per share after-tax gain through the sale of securities that had optimized their total return and interest-rate sensitivity characteristics. As a result, the expected life-to-maturity of the portfolio was reduced from 7.0 years at June 30, 2004 to 5.0 years at the end of the current quarter.

Operating expenses (excluding acquisition expenses) increased by 6.2% over the year-ago quarter, from $29.4 million to $31.2 million. This was principally due to additional expenses from First Heritage, increases in salary and benefit costs at rates slightly above the consumer price index, and higher amortization of core deposit intangibles. Second quarter operating expenses were less than 1% above first quarter 2005's, despite higher costs associated with disposing of several ORE (Other Real Estate) properties, as well as start-up costs related to our new branch in Clarks Summit, Pennsylvania.

The company's effective income tax rate of 26.1% in the second quarter was up from 25.5% in the second quarter of 2004, and 24.9% in the first quarter of 2005, due principally to a lower proportion of tax-exempt income.

Financial Position

Average earning assets of $3.82 billion for the second quarter were down $56.8 million from the first quarter 2005, with a $10.1 million increase in average loans and a $66.9 million decrease in investments. Average earning assets were up $137.5 million from June 30, 2004, with loans increasing $129.7 million and investments up just $7.8 million. Deposits were up slightly for the quarter, with gains in IPC balances more than offsetting some seasonal declines from municipal depositors. Borrowings were down $56.5 million, or 6.6%, from the end of the first quarter, and have been reduced $122.1 million, or 13.3%, on a year-to-date basis.

Asset Quality

As of June 30, 2005, the Company's non-performing loan ratio was 0.56%, compared to 0.56% a year ago, and 0.63% at the end of the first quarter. The delinquency ratio improved from 1.50% and 1.35% at June 30, 2004, and March 31, 2005, respectively, to 1.32% at June 30, 2005. The second quarter's net charge-off ratio was 0.34%, compared to 0.30% in the first quarter of 2005, and 0.26% in the second quarter of 2004. The ratio of allowance for loan losses to total loans at quarter-end was 1.35%, compared to 1.37% at March 31, 2005 and 1.35% at December 31, 2004. This favorable and stable asset quality profile is the result of the Company's enhanced credit risk management programs and continued emphasis on disciplined underwriting standards.

Other Matters

In April 2005, the Board of Directors authorized a stock repurchase program to acquire up to 1.5 million common shares, or approximately 5.0% of total outstanding shares, over the course of the ensuing twenty months (through December 31, 2006) for general corporate purposes. In the second quarter, the company acquired 142,000 shares at a total cost of $3.38 million.

Conference Call Scheduled

A conference call will be held with company management at 11:00 a.m. (ET) on Tuesday, July 26, 2005, to discuss the above results at 1-866-453-5550 (access code 7769521). An audio recording will be available one hour after the call until September 30, 2005, and may be accessed at 1-866-453-6660 (access code 200926). Investors may also listen to the call live via the Internet at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=95653&event
ID=1091757

This webcast will be available for one full year and may be accessed at any point at no cost. This release, including supporting financial tables, is available within the Investor Relations/News & Media section of the company's website: www.communitybankna.com.

Community Bank System, Inc. (NYSE: CBU) is a registered bank holding company based in DeWitt, N.Y. CBU's wholly-owned banking subsidiary has $4.3 billion in assets and over 130 customer facilities across Upstate New York, where it operates as Community Bank, N.A., and Northeastern Pennsylvania, where it operates as First Liberty Bank & Trust. For further information please visit our websites at: www.communitybankna.com or www.firstlibertybank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The following factors, among others, could cause the actual results of CBU's operations to differ materially from CBU's expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. CBU does not assume any duty to update forward-looking statements.

Summary of Financial Data
(Dollars in thousands, except per share data)

---------------------------------------------------------------------------------------------------------------------------
                                                                        Quarter Ended                  Year to Date
                                                                -----------------------------------------------------------
-------------------------------------------------------------    June 30,        June 30,        June 30,         June 30,
                      Earnings                                     2005            2004            2005             2004
---------------------------------------------------------------------------------------------------------------------------
Interest income                                                  $54,783         $52,136         $110,006         $102,057
Interest expense                                                  18,727          14,679           36,248           28,646
  Net interest income                                             36,056          37,457           73,758           73,411
Loan loss provision                                                2,134           2,300            4,009            4,350
  Net interest income after provision for loan losses             33,922          35,157           69,749           69,061
Deposit service fees                                               6,703           6,182           12,780           11,958
Other banking services                                               241             265              766              923
Trust, investment and asset management fees                        1,859           2,080            3,640            3,819
Benefit plan administration, consulting and actuarial fees         2,639           2,257            5,489            4,604
Investment securities gains, net                                   5,164             135            6,890              145
  Total non-interest income                                       16,606          10,919           29,565           21,449
Salaries, employee benefits and professional fees                 17,324          16,362           34,691           32,526
Occupancy and equipment and furniture                              4,855           4,650           10,021            9,432
Amortization of intangible assets                                  1,984           1,759            3,968            3,398
Other                                                              7,031           6,593           13,504           12,794
Acquisition expenses                                                   6             411               47            1,381
  Total operating expenses                                        31,200          29,775           62,231           59,531
Income before income taxes                                        19,328          16,301           37,083           30,979
Income taxes                                                       5,047           4,160            9,468            7,683
     Net income                                                  $14,281         $12,141         $ 27,615         $ 23,296
Basic earnings per share                                         $  0.47         $  0.41         $   0.91         $   0.80
Diluted earnings per share                                       $  0.46         $  0.40         $   0.89         $   0.77
Diluted earnings per share-cash(1)                               $  0.50         $  0.43         $   0.97         $   0.84
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

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
                                                               -------------------------------------------------------------------
                                                                        2005                                 2004
                                                               -------------------------------------------------------------------
                                                                2nd Qtr       1st Qtr        4th Qtr        3rd Qtr       2nd Qtr
----------------------------------------------------------------------------------------------------------------------------------
Earnings
----------------------------------------------------------------------------------------------------------------------------------
Interest income                                                 $54,783       $55,223       $ 55,515        $55,223       $52,136
Interest expense                                                 18,727        17,521         16,940         16,166        14,679
  Net interest income                                            36,056        37,702         38,575         39,057        37,457
Provision for loan losses                                         2,134         1,875          2,100          2,300         2,300
  Net interest income after provision for loan losses            33,922        35,827         36,475         36,757        35,157
Deposit service fees                                              6,703         6,077          6,488          6,756         6,182
Other banking services                                              241           525            372          1,135           265
Trust, investment and asset management fees                       1,859         1,781          1,789          1,975         2,080
Benefit plan administration, consulting and actuarial fees        2,639         2,850          2,256          2,298         2,257
Investment securities gains (losses), net                         5,164         1,726            (73)             0           135
  Total non-interest income                                      16,606        12,959         10,832         12,164        10,919
Salaries, employee benefits and professional fees                17,324        17,367         16,557         16,642        16,362
Occupancy and equipment and furniture                             4,855         5,166          4,668          4,713         4,650
Amortization of intangible assets                                 1,984         1,984          2,013          2,003         1,759
Other                                                             7,031         6,473          6,934          6,515         6,593
Acquisition expenses                                                  6            41            270             53           411
  Total operating expenses                                       31,200        31,031         30,442         29,926        29,775
Income before income taxes                                       19,328        17,755         16,865         18,995        16,301
Income taxes                                                      5,047         4,421          4,199          4,761         4,160
     Net income                                                 $14,281       $13,334       $ 12,666        $14,234       $12,141
Basic earnings per share                                        $  0.47       $  0.44       $   0.41        $  0.47       $  0.41
Diluted earnings per share                                      $  0.46       $  0.43       $   0.40        $  0.45       $  0.40
Diluted earnings per share-cash(1)                              $  0.50       $  0.47       $   0.44        $  0.49       $  0.43
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Profitability
----------------------------------------------------------------------------------------------------------------------------------
Return on assets                                                   1.33%         1.23%          1.15%          1.29%         1.18%
Return on equity                                                  12.23%        11.47%         10.75%         12.53%        11.34%
Non-interest income/operating income (FTE)                         29.6%         23.8%          20.4%          22.1%         21.0%
Efficiency ratio(2)                                                57.2%         55.0%          52.9%          50.7%         53.2%
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Components of Net Interest Margin (FTE)
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Loan yield                                                         6.18%         6.16%          6.09%          5.95%         6.04%
Investment yield                                                   6.04%         6.20%          6.00%          6.06%         6.19%
Earning asset yield                                                6.13%         6.18%          6.05%          6.00%         6.10%
Interest bearing deposit rate                                      1.73%         1.56%          1.49%          1.45%         1.48%
Short-term borrowing rate                                          3.34%         2.72%          2.22%          1.67%         1.23%
Long-term borrowing rate                                           5.43%         5.00%          4.92%          4.88%         5.22%
Cost of all interest bearing funds                                 2.36%         2.18%          2.06%          1.94%         1.90%
Cost of funds (includes DDA)                                       1.99%         1.85%          1.75%          1.65%         1.61%
Net interest margin (FTE)                                          4.16%         4.34%          4.32%          4.35%         4.49%
Fully tax-equivalent adjustment                                 $ 3,533       $ 3,777       $  3,754        $ 3,793       $ 3,627
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

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
                                                                --------------------------------------------------------------------
                                                                           2005                                2004
                                                                --------------------------------------------------------------------
                                                                   2nd Qtr       1st Qtr       4th Qtr       3rd Qtr       2nd Qtr
------------------------------------------------------------------------------------------------------------------------------------
Average Balances
------------------------------------------------------------------------------------------------------------------------------------
Loans                                                            $2,352,533    $2,342,467    $2,360,493    $2,362,596    $2,222,827
Taxable investment securities                                       944,015       972,962       991,687     1,006,893       949,099
Non-taxable investment securities                                   519,843       557,796       543,672       546,395       506,950
  Total interest-earning assets                                   3,816,391     3,873,225     3,895,852     3,915,884     3,678,876
Total assets                                                      4,306,863     4,380,012     4,397,549     4,398,260     4,145,955
Interest-bearing deposits                                         2,381,864     2,381,332     2,354,817     2,363,032     2,320,030
Short-term borrowings                                               462,913       436,180       482,930       512,074       416,767
Long-term borrowings                                                338,957       439,244       439,345       439,423       376,350
  Total interest-bearing liabilities                              3,183,734     3,256,756     3,277,092     3,314,529     3,113,147
Shareholders' equity                                             $  468,352    $  471,576    $  468,799    $  451,799    $  430,660
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Balance Sheet Data
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                        $  105,391    $  135,040    $  118,345    $  122,329    $  101,410
Investment securities                                             1,506,273     1,554,829     1,584,339     1,604,968     1,584,353
Loans:
  Consumer mortgage                                                 803,127       801,923       801,412       793,120       780,550
  Business lending                                                  824,007       816,616       831,244       847,844       853,034
  Consumer direct and indirect                                      751,766       715,856       725,837       732,787       713,151
     Total loans                                                  2,378,900     2,334,395     2,358,493     2,373,751     2,346,735
Allowance for loan losses                                            32,011        31,898        31,778        32,609        32,040
Intangible assets                                                   228,539       230,521       232,500       228,744       230,783
Other assets                                                        126,937       131,765       131,932       127,371       126,513
     Total assets                                                 4,314,029     4,354,652     4,393,831     4,424,554     4,357,754
Deposits                                                          2,977,517     2,976,953     2,928,978     2,919,088     2,934,933
Borrowings                                                          717,930       774,476       840,065       891,154       852,850
Subordinated debt held by unconsolidated subsidiary trusts           80,474        80,460        80,446        80,432        80,418
Other liabilities                                                    65,020        62,337        69,714        66,679        48,156
  Total liabilities                                               3,840,941     3,894,226     3,919,203     3,957,353     3,916,357
Shareholders' equity                                                473,088       460,426       474,628       467,201       441,397
  Total liabilities and shareholders' equity                      4,314,029     4,354,652     4,393,831     4,424,554     4,357,754
Assets under management or administration                        $2,216,898    $2,131,143    $2,101,936    $1,952,982    $1,936,063
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Capital
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Tier 1 leverage ratio                                                  7.14%         6.83%         6.94%         6.72%         7.01%
Tangible equity / tangible assets                                      5.99%         5.57%         5.82%         5.68%         5.10%
Accumulated other comprehensive income                           $   28,089    $   21,709    $   34,200    $   38,000    $   16,287
Diluted weighted average common shares outstanding                   30,940        31,192        31,500        31,545        30,670
Period end common shares outstanding                                 30,238        30,322        30,642        30,554        30,617
Cash dividends declared per common share                         $     0.18    $     0.18    $     0.18    $     0.18    $     0.16
Book value                                                            15.65         15.18         15.49         15.29         14.42
Tangible book value                                                    8.09          7.58          7.90          7.80          6.88
Common stock price (end of period)                                    24.39         22.91         28.25         25.13         22.79
Total shareholders return - trailing 12 months                         10.1%          1.9%         18.5%         17.6%         23.2%
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

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
                                                                   -----------------------------------------------------------------
                                                                            2005                                2004
                                                                   -----------------------------------------------------------------
                                                                    2nd Qtr      1st Qtr        4th Qtr       3rd Qtr       2nd Qtr
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
Asset Quality
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Non-accrual loans                                                   $12,455       $13,432       $11,798       $13,511       $11,142
Accruing loans 90+ days delinquent                                      898         1,254         1,158         1,808         1,234
Restructured loans                                                        0             0             0           806           856
  Total non-performing loans                                         13,353        14,686        12,956        16,125        13,232
Other real estate owned (OREO)                                          684         1,444         1,645           734         1,044
     Total non-performing assets                                     14,037        16,130        14,601        16,859        14,276
Net charge-offs                                                     $ 2,021       $ 1,755       $ 2,931       $ 1,731       $ 1,438
Loan loss allowance/loans outstanding                                  1.35%         1.37%         1.35%         1.37%         1.37%
Non-performing loans/loans outstanding                                 0.56%         0.63%         0.55%         0.68%         0.56%
Loan loss allowance/non-performing loans                                240%          217%          245%          202%          242%
Net charge-offs/average loans                                          0.34%         0.30%         0.49%         0.29%         0.26%
Loan loss provision/net charge-offs                                     106%          107%           72%          133%          160%
Non-performing assets/loans outstanding plus OREO                      0.59%         0.69%         0.62%         0.71%         0.61%
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

(1) Cash earnings excludes the after-tax effect of amortization of intangible assets.

(2) Excludes intangible amortization, acquisition expenses, results of securities transactions and debt restructuring activities